EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

MegaBingo, Inc., a Delaware corporation

MGAM Systems, Inc., a Delaware corporation

MGAM Services, LLC, a Delaware limited liability company

Innovative Sweepstakes Systems, Inc., a Delaware corporation